Exhibit 10.1

DEFINITIVE INTERIM INVESTMENT AND SPONSOR TRANSITION AGREEMENT

Drugs Made in America Acquisition Corp. I (Cayman Islands)

Date: March 23, 2026

1. Parties

This Agreement is entered into between:

BV Advisory Partners, LLC

903 Hudson Street

Hoboken, NJ 07030 (the “Investor”)

and

Drugs Made in America Acquisition Corp. I (the “Company”).

2. Background

The Company confirms that its sponsor entity, Drugs Made in America Acquisition LLC, is non-operational and subject to legal constraints.

The Investor is introducing a specific target transaction involving an enterprise AI & ML, Quantum analytics, and cybersecurity platform business consistent with the Power Analytics Global Corporation opportunity, including integrated AI & ML analytics, cloud, quantum, and cybersecurity technologies.

The Company is pursuing a replacement sponsor and transaction aligned with this introduced opportunity.

3. Investment Commitment

The Investor shall provide:

- $100,000 immediately;

- $200,000 within twenty-one (21) days;

- up to $500,000 total commitment as required.

Funds shall be used for compliance, Nasdaq, audit, legal and transaction preparation.

4. Interim Convertible Note

The initial $100,000 shall:

- be deposited into the IOLA account of Thomas J. McCabe, Attorney at Law;

- be convertible at the sole discretion of the Investor;

- convert at a 35% discount to post-merger market value;

- have a maturity of six (6) months;

- not constitute a claim against the trust account.

5. Sponsor Economics and Transition

The Company shall use good faith and commercially reasonable efforts to provide the Investor with not less than 40% of the economic benefit equivalent to sponsor-level economics.

Such economics may be achieved through issuance of new securities, reallocation when legally permissible, or other agreed structures.

The Company shall assist in good faith negotiations for transfer of sponsor interests when legally permissible.

6. Timeline and Milestones

Within six (6) months:

- advance the specific introduced transaction;

- execute an agreement in principle (LOI / term sheet);

- progress toward a business combination.

The Company shall pursue extension via proxy and engage its investment bank to renegotiate underwriting fees.

7. Additional Funding and Rights

The Investor shall have the right, but not obligation, to provide additional financing including extension funding, PIPE, or acquisition financing, with enhanced participation.

8. Exclusivity

Exclusivity is conditioned on funding, and shall be triggered upon receipt of initial bridge funding amount. If Investor fails to fund, Company may seek third-party financing while preserving

Investor participation rights where practicable.

9. Governance

Investor shall receive information rights and be consulted on material financing and transaction decisions.

10. Governing Law

This Agreement shall be governed by Cayman Islands law with New York and/ or New Jersey courts for enforcement.

11. Binding Effect

This Agreement reflects the definitive understanding of the parties, subject to customary Board ratification.

SIGNATURES

BV ADVISORY PARTNERS, LLC

By:	/s/ Keith Barksdale
Name:	Keith Barksdale
Title:	Managing Member

DRUGS MADE IN AMERICA ACQUISITION CORP. I

By:	/S/ Roger Bendelac
Name:	Roger Bendelac
Title:	CEO